EXHIBIT 10.38
Consent Solicitation Statement
AMERICAN COLOR GRAPHICS, INC.
SOLICITATION OF CONSENTS
Relating to Proposed Amendments
to the Non-Interest Bearing Senior Second Secured Notes Due 2008
and
to the Indenture Governing its 10% Senior Second Secured Notes due 2010
and its Non-Interest Bearing Senior Second Secured Notes Due 2008

     THE CONSENT SOLICITATION (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 12, 2008, UNLESS OTHERWISE EXTENDED OR EARLIER WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE MODIFIED, THE “EXPIRATION DATE”). THE COMPANY WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. CONSENTS RELATED TO THE 2008 NOTE AMENDMENTS (AS DEFINED HEREIN) MAY BE REVOKED AT ANY TIME PRIOR TO THE 2008 NOTE AMENDMENTS CONSENT ACHIEVEMENT TIME (AS DEFINED HEREIN), BUT NOT THEREAFTER. CONSENTS RELATED TO THE PROPOSED INDENTURE AMENDMENTS (AS DEFINED HEREIN) MAY BE REVOKED AT ANY TIME PRIOR TO THE PROPOSED INDENTURE AMENDMENTS CONSENT ACHIEVEMENT TIME (AS DEFINED HEREIN), BUT NOT THEREAFTER.
     American Color Graphics, Inc. (the “Company”) is soliciting (the “Consent Solicitation”) consents (the “Consents”) from each registered holder of the Company’s Non-Interest Bearing Senior Second Secured Notes due March 15, 2008 (CUSIP No. 025169 AD5) (the “2008 Notes”) and the Company’s $280,000,000 10% Senior Second Secured Notes due 2010 (CUSIP No. 025169 AC7) (the “2010 Notes” and together with the 2008 Notes, the “Notes”) that are issued and outstanding under the Amended and Restated Indenture dated as of November 14, 2007, as supplemented by the First Supplemental Indenture dated as of March 3, 2008 (collectively, the “Indenture”), by and among the Company, as issuer, ACG Holdings, Inc. (“ACG Holdings”), as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
     This Consent Solicitation Statement relates to two separate and distinct Consent Solicitations. Only holders of 2008 Notes may deliver a Consent in connection with the 2008 Note Amendments (as defined herein) and only holders of 2010 Notes may deliver a Consent in connection with the Proposed Indenture Amendments (as defined herein). If a holder owns both the 2008 Notes and the 2010 Notes, a Consent delivered in connection with the 2008 Note Amendments (as defined herein) will not be deemed to be a Consent delivered in connection with the Proposed Indenture Amendments (as defined herein) and vice versa. Please review this Consent Solicitation Statement carefully.
     The Company is seeking Consents from holders of the 2008 Notes to proposed amendments to the 2008 Notes to, among other things, (i) extend the maturity date of the 2008 Notes from March 15, 2008 until the later of (x) June 15, 2008 and (y) the date on which the interest payment due June 15, 2008 in respect of the Company’s 2010 Notes is due and payable without default or penalty, and (ii) provide for the cancellation of the 2008 Notes, without consideration, upon the consummation of a merger between ACG Holdings and an unaffiliated third party (such amendments, the “2008 Note Amendments”). The maturity of the Amended 2008 Notes (as defined herein) could also be accelerated upon the occurrence of certain other events. See “The Consent Solicitation — 2008 Note
March 5, 2008

Amendments.” On March 3, 2008, the Company entered into an Agreement to Consent (the “Consent Agreement”) with holders of approximately 72.2% in aggregate principal amount of the 2008 Notes to Consent to the 2008 Note Amendments in advance of this Consent Solicitation.
     The Company is also seeking Consents from holders of the 2010 Notes to amend Sections 4.03, 6.10 and 11.01 of the Indenture to provide that the rights and remedies of the Trustee and the holders of the 2010 Notes in the Collateral (as defined in the Indenture) shall be subordinate and subject to the rights and remedies of the holders of the 2008 Notes with respect to the Junior Liens (as defined in the Indenture) (such amendments, the “Proposed Indenture Amendments”). However, the Proposed Indenture Amendments will only become operative if the Amended 2008 Notes are issued by the Company.
     In connection with this Consent Solicitation, on March 3, 2008, the Company, as borrower, and ACG Holdings and certain subsidiaries of the Company, as guarantors, entered into a credit facility (the “March 2008 Facility”) with Special Situations Investing Group, Inc., as administrative agent, and certain lenders party thereto (the “March 2008 Facility Lenders”) providing for term loans in an aggregate principal amount not to exceed $8 million. The March 2008 Facility Lenders, or their affiliates, beneficially own 61.5% and 66.4% in aggregate principal amount of the 2010 Notes and 2008 Notes, respectively. The March 2008 Facility will improve the Company’s liquidity position.
     In connection with the March 2008 Facility, the March 2008 Facility Lenders, in their capacity as holders of the 2008 Notes and the 2010 Notes, consented to amend the Amended and Restated Indenture, pursuant to the First Supplemental Indenture, by providing for, among other things, the following: (i) adding to Section 1.01 of the Indenture certain definitions contained in the Bridge Facility Intercreditor Agreement dated March 3, 2008 by and among the administrative agent and collateral agent under the March 2008 Facility, the administrative agent and collateral agent under the Company’s existing first lien credit facilities and the Company, including adding a definition of “Bridge Facility” to mean the financing facility dated March 3, 2008 by and among the Company, as borrower, ACG Holdings and certain subsidiaries of the Company, as guarantors, and lenders party thereto in an aggregate principal amount not to exceed $8 million; (ii) amending the definition of “Permitted Liens” in Section 1.01 of the Indenture to permit Liens to secure Indebtedness under the March 2008 Facility; (iii) amending provisions in Section 4.03 of the Indenture to expressly permit the March 2008 Facility under the Indenture; (iv) amending Section 4.05 of the Indenture to allow certain restrictions on the ability of the Company or any Restricted Subsidiary to make dividend or certain other payments pursuant to the March 2008 Facility; (v) amending Section 11.01 of the Indenture to allow for Liens on the March 2008 Facility Collateral (as defined herein) and authorizing the Trustee to enter into certain other agreements in connection with the March 2008 Facility; and (vi) amending Section 11.03 of the Indenture to provide that the security interest under the March 2008 Facility in the March 2008 Facility Collateral will rank (a) second in priority to the lien of the Company’s existing first lien bank credit facilities in the March 2008 Facility Collateral and (b) prior to the lien of the Notes in the March 2008 Facility Collateral. The Company, ACG Holdings and the Trustee executed the First Supplemental Indenture on March 3, 2008.
     The 2008 Note Amendments must be consented to by holders of at least 97% in aggregate principal amount of the outstanding 2008 Notes in order to be adopted (the “2008 Note Amendments Requisite Consent”). Pursuant to the Consent Agreement, holders of approximately 72.2% in aggregate principal amount of the 2008 Notes have consented to the 2008 Note Amendments in advance of this Consent Solicitation. At any time following receipt by the Tabulation Agent (as defined herein) of the 2008 Note Amendments Requisite Consent (such time, the “2008 Note Amendments Consent Achievement Time”) on or prior to the Expiration Date, in accordance with the Consent Solicitation Statement and in compliance with the conditions contained in the Indenture, the Company will issue a new global note reflecting the 2008 Note Amendments, which will be assigned a new CUSIP number (CUSIP No. 025169 AG8) (the “Amended 2008 Notes”), to such consenting holders. If the 2008 Note Amendments Requisite Consent is obtained and the Amended 2008 Notes are issued, the Amended 2008 Notes will be governed by the Indenture. In addition, if the Proposed Indenture Amendments Requisite Consent (as defined herein) is obtained, the Amended 2008 Notes, as well as the remaining 2008 Notes and the 2010 Notes, will be subject to the terms and provisions of the Second Supplemental Indenture, a form of which is attached as Appendix A to this Consent Solicitation Statement. Except for the 2008 Note Amendments and the terms and provisions of the Second Supplemental Indenture, if operative, the other terms and provisions of the Amended 2008 Notes will be identical to those of the 2008 Notes.

     The Proposed Indenture Amendments must be consented to by holders of at least a majority in aggregate principal amount of the outstanding 2010 Notes in order to be adopted (the “Proposed Indenture Amendments Requisite Consent”). At any time following receipt by the Tabulation Agent (as defined herein) of the Proposed Indenture Amendments Requisite Consent (such time, the “Proposed Indenture Amendments Consent Achievement Time” and, together with the 2008 Note Amendments Consent Achievement Time, the “Consents Achievement Time”) on or prior to the Expiration Date, in accordance with the Consent Solicitation Statement and in compliance with the conditions contained in the Indenture, the Company, the Guarantors and the Trustee will execute an amendment to the Indenture (the “Second Supplemental Indenture”) containing the Proposed Indenture Amendments, which is expected to occur on or promptly after the Proposed Indenture Amendments Consent Achievement Time. The Second Supplemental Indenture will become effective upon execution by the Company, ACG Holdings and the Trustee but will provide that the Proposed Indenture Amendments will not become operative until the date and time that the Company notifies the Trustee that the Amended 2008 Notes have been issued by the Company.
     If the 2008 Note Amendments Requisite Consent is not obtained by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Amended 2008 Notes will not be issued and the Proposed Indenture Amendments will not become operative.
     If the Proposed Indenture Amendments Requisite Consent is not obtained by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Proposed Indenture Amendments will not become effective and the Indenture will remain in its present form. If the Proposed Indenture Amendments Requisite Consent is obtained by the Expiration Date, but the Amended 2008 Notes are not issued by the Company, the Proposed Indenture Amendments will not become operative.
     If the 2008 Note Amendments Requisite Consent is received, only holders of the 2008 Notes who properly deliver a Consent that is received by the Tabulation Agent (as defined herein) on or prior to the Expiration Date and who do not revoke their Consent will be entitled to receive an Amended 2008 Note. All other holders of the 2008 Notes will not be entitled to receive an Amended 2008 Note but will be entitled to receive the principal sum of their 2008 Note due and payable by the Company on March 15, 2008. Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, the Company will issue the Amended 2008 Notes to the Consenting holders as soon as practicable.
     If the Proposed Indenture Amendments Requisite Consent is received and the Amended 2008 Notes are issued, the Second Supplemental Indenture will become operative and specific provisions of the Indenture would be amended as described below and would bind all holders of 2010 Notes regardless of whether such holder delivered a Consent.
     In connection with this Consent Solicitation, the Company will not pay a consent fee to any consenting holders.
     None of the Company, ACG Holdings, the Solicitation Agent or the Tabulation Agent (as defined herein) makes any recommendation in connection with the Consent Solicitation. Each holder must make its own decision with respect to delivering a Consent.
     You should read the section entitled “The Consent Solicitation” beginning on page 7 for a discussion of certain risks that should be considered in evaluating this Consent Solicitation. This Consent Solicitation Statement and the related Letter of Consent (as defined herein) contain important information that should be read in their entirety before any decision is made with respect to delivering a Consent.
     Consents related to the 2008 Note Amendments may be revoked at any time prior to the 2008 Note Amendments Consent Achievement Time, but not thereafter. Consents related to the Proposed Indenture Amendments may be revoked at any time prior to the Proposed Indenture Amendments Consent Achievement Time, but not thereafter. Any notice of revocation received by the Tabulation Agent after the respective Consent Achievement Time will not be effective, even if received prior to the Expiration Date. Giving a Consent will not affect the right of a holder to sell or transfer the Notes, and such Consent shall be binding upon a subsequent holder of the Notes.

     Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent. Holders of 2008 Notes are requested to give their Consent to the 2008 Note Amendments and holders of the 2010 Notes are requested to give their Consent to the Proposed Indenture Amendments in accordance with the instructions set forth herein and in the related Letter of Consent.
     Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult his, her or its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.
     Capitalized terms used in this Consent Solicitation Statement that are not otherwise defined herein have the meanings set forth in the Indenture.
IMPORTANT INFORMATION
     As of the date of this Consent Solicitation Statement, all of the Notes are registered in the name of the nominee of The Depository Trust Company (“DTC”). In turn, the Notes are recorded on DTC’s books in the names of DTC Participants who hold Notes for the beneficial owners of the Notes. Beneficial owners whose Notes are held through a broker, dealer, commercial bank, trust company, custodian or DTC Participant or other nominee and who wish to consent should contact the record owner of their Notes promptly and instruct their record owner to consent on their behalf. Only registered holders and their duly designated proxies, including for purposes of this Consent Solicitation, participants who hold Notes through DTC (such registered holders, DTC Participants and proxies being referred to herein collectively as “holders”), may deliver a Consent.
     To ensure timely receipt of a Consent, beneficial owners should check with their record holder as to the processing time required and deliver the appropriate materials well before such time. If such person does not have adequate time to process your instructions, your Consent will not be given effect. You have been provided with a form of Letter of Consent that you may be required to use in order to provide your instructions. DTC has confirmed that the Consent Solicitation is eligible for the DTC Automated Tender Offer Program (“ATOP”). Accordingly, DTC Participants who would like to consent must electronically deliver their Consent by causing DTC to transfer their Notes into a segregated contra account established by the Tabulation Agent for purposes of this Consent Solicitation in accordance with DTC’s ATOP procedures for such a transfer. By making such a transfer, DTC Participants will be deemed to have delivered a Consent with respect to any Notes so transferred. DTC will verify the transfer and the electronic delivery of such Consent and then send an Agent’s Message (as defined herein) to the Tabulation Agent. DTC Participants desiring to deliver a Consent prior to the Expiration Date should note that they must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.
     Consents should not be delivered to the Trustee, the Solicitation Agent or the Company. However, the Company reserves the right to accept any Consent received by the Company or the Trustee. Under no circumstances should any person tender or deliver Notes to the Company, the Trustee, the Solicitation Agent, the Tabulation Agent or any other party at any time.
     No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trustee, the Solicitation Agent, the Tabulation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.
     Please handle this matter through your bank or broker. Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof. Requests for assistance in completing and delivering a Consent or requests for additional copies of this Consent Solicitation Statement or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

BACKGROUND
     On October 4, 2007, the Company announced that its Board of Directors had determined to conduct a review of its strategic options and would work with its financial advisor, Lehman Brothers, in connection with the review. The Company stated that its strategic options could include, among other things, seeking to sell ACG Holdings, seeking to exchange some or all of the 2010 Notes for other securities of ACG Holdings, seeking waivers or amendments from the requisite lenders under its existing first lien bank credit facilities and the 2010 Notes, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under its existing first lien bank credit facilities and the 2010 Notes permit it), seeking to refinance its existing first lien bank credit facilities, or taking other actions that could have a material effect on the Company. The Company has considered, and will continue to consider, one or more of these options. The Company cannot provide any assurance that any such option will be pursued or can be accomplished or as to the timing or terms of any such action.
     On February 14, 2008, certain provisions of the Company’s existing first lien bank credit facilities were amended or waived to temporarily waive through and including March 13, 2008, any default under such bank credit facilities resulting from noncompliance with the first lien coverage ratio covenant in each such bank credit facility as of September 30 and December 31, 2007, for all purposes of such bank credit facilities (including, without limitation, for the purpose of determining the Company’s entitlement to make additional borrowings under either such bank credit facility on or prior to such date). Such amendment and waiver also (a) waived through and including March 13, 2008, the requirement that the Company repay the $5 million supplemental term loan under its existing first lien term loan facility (the “Supplemental Term Loan”), which was consummated on November 14, 2007, (b) amended certain terms relating to borrowings thereunder, including, without limitation, (i) requiring that all new loans be base rate or prime rate loans, (ii) amending the rates applicable to borrowings to, in effect, increase such rates prospectively, and (iii) changing required interest payment dates on base rate or prime rate loans from quarterly to monthly, (c) required that the Company maintain certain daily levels of minimum total availability under its first lien bank credit facilities going forward (and deleted the total liquidity maintenance covenant in each such facility), and (d) waived through and including March 13, 2008, the Company’s noncompliance with its obligation thereunder to deliver its consolidated financial statements for the fiscal year ended March 31, 2007, accompanied by a report or opinion of its independent certified public accountants that was not subject to any “going concern” explanatory paragraph.
     On March 3, 2008, certain provisions of the Company’s existing first lien bank credit facilities were also amended or waived to temporarily waive through and including June 6, 2008, any default under such bank credit facilities resulting from noncompliance with the first lien coverage ratio covenant in each such bank credit facility as of September 30 and December 31, 2007, and March 31, 2008, for all purposes of such bank credit facilities (including, without limitation, for the purpose of determining the Company’s entitlement to make additional borrowings under either such bank credit facility on or prior to such date). Such amendment and waiver also (a) waived through and including June 6, 2008, the requirement that the Company repay the Supplemental Term Loan, (b) permitted the indebtedness and liens under the March 2008 Facility, (c) amended the requirement that the Company maintain certain daily levels of minimum total availability under its bank credit facilities going forward, (d) requires that the Company maintain certain daily levels of minimum total indebtedness under the March 2008 Facility going forward, and (e) waived through and including June 6, 2008, the Company’s noncompliance with its obligation thereunder to deliver its consolidated financial statements for the fiscal years ended March 31, 2007 and 2008, accompanied by a report or opinion of its independent certified public accountants that was not subject to any “going concern” explanatory paragraph. Such waivers of defaults are terminable upon the earliest to occur of (a) the occurrence of any other default or event of default under the Company’s existing first lien bank credit facilities, (b) the occurrence of any default or event of default under the March 2008 Facility not waived or cured within the applicable grace period, if any, and (c) the failure of the Company to consummate the Consent Solicitation by March 14, 2008 in accordance with its terms. The Company has agreed to pay consenting lenders an aggregate amendment fee of $850,000 in connection with such amendments on June 6, 2008, subject to earlier payment under certain circumstances.
     On March 3, 2008, the Company, as borrower, and ACG Holdings and certain subsidiaries of the Company, as guarantors, entered into an additional credit facility (the “March 2008 Facility”) with Special Situations Investing Group, Inc., as administrative agent, and certain lenders party thereto (the “March 2008 Facility Lenders”) providing for additional term loans in an aggregate principal amount not to exceed $8 million. The March

     2008 Facility Lenders, or their affiliates, beneficially own 61.5% and 66.4% in aggregate principal amount of the 2010 Notes and 2008 Notes, respectively. The March 2008 Facility will improve the Company’s liquidity position.
     An initial borrowing of $3 million under the March 2008 Facility was consummated on March 5, 2008. Subject to satisfaction or waiver of the conditions to additional borrowings under the March 2008 Facility described below, additional borrowings may be made on each funding date, and in the principal amount set forth opposite such funding date, set forth below:

Funding Date	Amount
March 13, 2008	$0.5 million
March 24, 2008	2.0 million
April 21, 2008	2.5 million
Availability of additional borrowings under the March 2008 Facility on such funding dates is subject to certain customary conditions precedent, as well as the following additional conditions precedent: (a) consummation of the Consent Solicitation, (b) for funding dates on or after March 15, 2008, payment in full of all amounts, if any, due in respect of any 2008 Notes that shall theretofore have matured, (c) the continuing effectiveness of all waivers and agreements granted or entered into on February 14 and March 3, 2008, by or with the lenders under the Company’s existing first lien bank credit facilities, and (d) entry into, and continuing effectiveness of, an agreement for the Company to merge with an unaffiliated third party reasonably acceptable to the March 2008 Facility Lenders, supported by a first lien financing commitment reasonably acceptable to the March 2008 Facility Lenders, and commitments from other holders of such acquiror’s debt and equity securities to participate in such acquisition, or, if the foregoing conditions in this clause (d) have not occurred, the March 2008 Facility Lenders are satisfied with progress toward consummation of a merger.
     Interest on borrowings under the March 2008 Facility accrues at a rate of 10.0% per annum, payable monthly in arrears. A fee of 3.0% of the aggregate maximum principal amount of the March 2008 Facility is payable upon maturity of borrowings under the March 2008 Facility.
     All borrowings under the March 2008 Facility mature upon the earliest to occur of (a) January 15, 2010, (b) the fifth day after an acceleration of the Company’s existing first lien term loan and revolving credit facility as a result of an event of default thereunder, (c) consummation of a merger with or other acquisition by an unaffiliated third party reasonably acceptable to the March 2008 Facility Lenders and (d) consummation of a recapitalization of ACG Holdings or the Company involving the repayment in full or other refinancing of the Company’s existing first lien term loan and revolving credit facility.
     Obligations under the March 2008 Facility are senior obligations of the Company, ACG Holdings and each of the subsidiary guarantors and will be secured by a lien on all collateral securing the Company’s existing first lien bank credit facilities, subject to certain exceptions (the “March 2008 Facility Collateral”). The security interest under the March 2008 Facility in the March 2008 Facility Collateral will rank (a) second in priority to the lien of the Company’s existing first lien bank credit facilities in the March 2008 Facility Collateral and (b) prior to the lien of the Notes in the March 2008 Facility Collateral.
     The March 2008 Facility includes various affirmative and negative covenants and events of default, which are substantially the same as those contained in the Company’s existing first lien bank credit facilities. The ability of the March 2008 Facility Lenders to declare a default or otherwise enforce remedies as a result of any failure of the Company to comply with these covenants is suspended for so long as borrowings under the Company’s first lien bank credit facilities are outstanding.
     On March 3, 2008, the Amended and Restated Indenture was amended by the First Supplement Indenture to permit the indebtedness and liens under the March 2008 Facility.
     For additional information about the March 3, 2008 amendments and waivers to the Company’s existing first lien bank credit facilities and about the March 2008 Facility, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2008.

     The Company is continually working to improve its liquidity position. The Company believes, based upon current forecasts prepared by management and assuming consummation of the Consent Solicitation and access to all of the funds available under the March 2008 Facility, the Company will have sufficient liquidity to meet its forecasted requirements through June 6, 2008. The Company’s ability to maintain sufficient liquidity may be affected by events beyond its control. If the Company’s business does not generate cash from operations, or it does not otherwise maintain sufficient liquidity, in line with management’s current forecasts for the period through June 6, 2008, or the Consent Solicitation is not consummated, or the entire March 2008 Facility is not available to it, the Company would be required to seek to take one or more additional actions sooner than June 6, 2008, to provide additional liquidity. The Company can provide no assurances that any such action it may seek to take could be successfully accomplished or as to the timing or terms thereof.
     The Company does not believe it is probable that it will be in compliance with the first lien coverage ratio covenants under its existing first lien bank credit facilities or the March 2008 Facility after June 6, 2008. Based upon current forecasts prepared by management and assuming consummation of the Consent Solicitation and access to all of the funds available under the March 2008 Facility, in order for the Company to have sufficient liquidity to meet its requirements for liquidity after June 6, 2008, including payment of the principal of and accrued interest on the Supplemental Term Loan on June 7, 2008, payment of the principal of the 2008 Notes when due, and payment of the principal of and interest on borrowings under the March 2008 Facility when due, the Company would have to take one or more additional actions to improve its liquidity or modify its requirements for liquidity, which could include, without limitation, seeking to sell ACG Holdings to another party, seeking to exchange some or all the Notes for other securities of ACG Holdings, seeking waivers or amendments from the requisite lenders under its existing first lien bank credit facilities or the March 2008 Facility or the requisite holders of the Notes, or all thereof, under the documentation therefor, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under its existing first lien bank credit facilities and the March 2008 Facility and the requisite holders of the Notes permit it), seeking to refinance some or all of its existing first lien bank credit facilities and the March 2008 Facility, or taking other actions that could have a material adverse effect on the Company. If the Company’s business does not generate cash from operations, or it does not otherwise maintain sufficient liquidity, in line with management’s current forecasts for the period through June 6, 2008, or the Consent Solicitation is not consummated or the entire March 2008 Facility is not available to it, the Company would be required to seek to take one or more additional actions sooner than June 6, 2008, to provide additional liquidity. The Company can provide no assurance that any such action it may seek to take could be successfully accomplished or as to the timing or terms thereof.
     See “Forward-Looking Statements.”
THE CONSENT SOLICITATION
Purpose of the Solicitation of Consents for the 2008 Note Amendments
     One purpose of the Consent Solicitation is to obtain the requisite consent from holders of the 2008 Notes for the 2008 Note Amendments. The 2008 Note Amendments must be consented to by the 2008 Note Amendments Requisite Consent of the holders of the outstanding 2008 Notes in order to be adopted. Pursuant to the Consent Agreement, holders of approximately 72.2% in aggregate principal amount of the 2008 Notes have consented to the 2008 Note Amendments in advance of this Consent Solicitation. If the 2008 Note Amendments Requisite Consent is received, the Company will issue the Amended 2008 Notes to such consenting holders. By delivering a Consent, a holder of the 2008 Notes will be deemed to have waived the requirement that such holder receive the March 15, 2008 principal amount due under the 2008 Notes. All other holders of the 2008 Notes will not be entitled to receive an Amended 2008 Note but will be entitled to receive the principal sum of their 2008 Note due and payable by the Company on March 15, 2008. Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, the Company will issue the Amended 2008 Notes to the Consenting holders as soon as practicable.
Purpose of the Solicitation of Consents for the Proposed Indenture Amendments
     Another purpose of the Consent Solicitation is to obtain the requisite consent from holders of the 2010 Notes for the Proposed Indenture Amendments. The Proposed Indenture Amendments must be consented to by the

Proposed Indenture Amendments Requisite Consent of holders of the 2010 Notes in order to be adopted. If the Proposed Indenture Amendments Requisite Consent is received, the Company, ACG Holdings and the Trustee will execute the Second Supplemental Indenture. The Second Supplemental Indenture will become effective upon execution by the Company, ACG Holdings and the Trustee but will provide that the Proposed Indenture Amendments will not become operative until the date and time that the Company notifies the Trustee that the Amended 2008 Notes have been issued by the Company. If the Proposed Indenture Amendments Requisite Consent is received and the Amended 2008 Notes are issued by the Company, the Proposed Indenture Amendments will become operative and specific provisions of the Indenture would be amended as described below and would bind all holders of 2010 Notes regardless of whether such holder delivered a Consent, and would bind all holders of the Amended 2008 Notes and the 2008 Notes.
     If the Requisite Consents are received, the Amended 2008 Notes will be governed by the Indenture, as supplemented by the Second Supplemental Indenture. Except for the 2008 Note Amendments and the terms and provisions of the Second Supplemental Indenture, if operative, the other terms and provisions of the Amended 2008 Notes will be identical to those of the 2008 Notes.
     If the 2008 Note Amendments Requisite Consent is not obtained by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Amended 2008 Notes will not be issued and the Proposed Indenture Amendments will not become operative.
     If the Proposed Indenture Amendments Requisite Consent is not obtained by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Proposed Indenture Amendments will not become effective and the Indenture will remain in its present form. If the Proposed Indenture Amendments Requisite Consent is obtained by the Expiration Date, but the Amended 2008 Notes are not issued by the Company, the Proposed Indenture Amendments will not become operative.
     Failure to deliver a Consent in accordance with the terms hereof will have the same effect as if a holder of the 2008 Notes had chosen not to give its Consent with respect to the 2008 Note Amendments or as if a holder of the 2010 Notes had chosen not to give its Consent with respect to the Proposed Indenture Amendments. Giving a Consent will not affect the right of a holder to sell or transfer the Notes, and such Consent shall be binding upon a subsequent holder of the Notes.
     Beneficial owners of the Notes who wish to provide a Consent and whose Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the holder of such Notes, to execute and deliver a Letter of Consent promptly on behalf of the beneficial owners on or prior to the Expiration Date.
2008 Note Amendments
     The Company is seeking Consents to proposed amendments to the 2008 Notes to (i) extend the maturity date of the 2008 Notes from March 15, 2008 until the later of (x) June 15, 2008 and (y) the date on which the interest payment due June 15, 2008 in respect of the Company’s 10% Senior Second Secured Notes due 2010 (CUSIP No. 025169 AC7) is due and payable without default or penalty; provided that, the maturity of the 2008 Notes shall not be later than the date, if any, on which the Company files a voluntary petition or is the subject of an involuntary petition filed under chapter 11 or chapter 7 of the United States Bankruptcy Code, and (ii) provide for the cancellation of the 2008 Notes, without consideration, upon the consummation of a merger between ACG Holdings and an unaffiliated third party.
Amended 2008 Notes
     The Amended 2008 Notes will be governed by the Indenture, as supplemented by the Second Supplemental Indenture, if operative. Except for the 2008 Note Amendments and the terms and provisions of the Second Supplemental Indenture, if operative, the other terms and provisions of the Amended 2008 Notes will be identical to those of the 2008 Notes.

Proposed Indenture Amendments
     Amendment to Section 4.03. The Proposed Indenture Amendments will amend Section 4.03 of the Indenture captioned “Limitation on Indebtedness” by deleting the existing second paragraph in (c) in its entirety and replacing it with the following text:

“(c)	The Company will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent; provided, however, that the Bridge Facility and the 2008 Notes are expressly permitted under this Indenture. The Company will not permit any Subsidiary Guarantor to Incur any Indebtedness, if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Note Guarantee of such Subsidiary Guarantor to the same extent; provided, however, that the Bridge Facility and the 2008 Notes are expressly permitted under this Indenture.”
     Amendment to Section 6.10. The Proposed Indenture Amendments will amend Section 6.10 of the Indenture captioned “Priorities” by deleting the existing paragraph in its entirety and replacing it with the following text:
     “If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due under Section 7.07;
     Second: to Holders of the 2008 Notes and the Amended 2008 Notes for amounts then due and unpaid for principal of, premium, if any, and interest on the 2008 Notes and the Amended 2008 Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Third: to Holders of the 2010 Notes for amounts then due and unpaid for principal of, premium, if any, and interest on the 2010 Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Fourth: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.”
     Amendment to Section 11.01. The Proposed Indenture Amendments will amend Section 11.01 of the Indenture captioned “Collateral and Security Documents” by deleting the existing paragraph (a) in its entirety and replacing it with the following text:

“(a)	In order to secure the due and punctual payment of (i) the Notes, the Company and Holdings have entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof (ii) the Bridge Facility, the Company and the Guarantors have entered into the Bridge Facility Security Agreement and the other Bridge Lender Documents to create the Bridge Facility Liens on the Bridge Facility Collateral in accordance with the terms thereof.

Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, (i) the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens and (ii) subject to clause (i) immediately above, the rights and remedies of the Trustee and the Holders of the 2010 Notes in the Collateral shall be subordinate and subject to the rights and remedies of the Holders of the 2008 Notes with respect to the Junior Liens. Notwithstanding anything in the Security Agreement, the other Security Documents and this Indenture to the contrary and pursuant to the provisions of the Acknowledgement Agreement and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral, to the extent constituting Bridge Facility Collateral, shall be subordinate and subject to the rights and remedies of the holders of the Bridge Facility Liens in accordance with the terms of the Acknowledgment Agreement and this Indenture. The terms “Senior Lender Claims” and “Noteholder Claims” as used in this Indenture shall have the meanings given to them in the Intercreditor Agreement. The terms “Bridge Lender Documents” and “Bridge Lenders” as used in this Indenture shall have the meaning given to them in the Bridge Facility Intercreditor Agreement.”
     The foregoing summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the form of Second Supplemental Indenture attached as Appendix A to this Consent Solicitation Statement and to the Indenture. A copy of the Indenture has been filed with the SEC and may be obtained in the manner described under “Available Information.”
     Adoption of the Proposed Indenture Amendments may have substantial adverse consequences for holders of the 2010 Notes because the rights and remedies of the holders of the 2010 Notes in the Collateral (as defined in the Indenture) will be subordinate and subject to the rights and remedies of the holders of the 2008 Notes with respect to the Junior Liens (as defined in the Indenture) and may allow the liens and claims of the holders of the 2008 Notes to rank higher in priority in a bankruptcy or similar proceeding.
No Consent Fee
     In connection with this Consent Solicitation, the Company will not pay a consent fee to any consenting holders.
Revocation of Consents
     Consents withdrawn before the respective Consent Achievement Time will be deemed a valid revocation of the related Consents. Consents related to the 2008 Note Amendments may be revoked at any time prior to the 2008 Note Amendments Consent Achievement Time, but not thereafter. Consents related to the Proposed Indenture Amendments may be revoked at any time prior to the Proposed Indenture Amendments Consent Achievement Time, but not thereafter. Any notice of revocation received by the Tabulation Agent after the respective Consent Achievement Time will not be effective, even if received prior to the Expiration Date. By delivering a Letter of Consent pursuant to the terms of the Consent Solicitation, the holder of the 2010 Notes or 2008 Notes, as the case may be, thereby acknowledges and agrees that the Letter of Consent may not be withdrawn after the respective Consents Achievement Time, and the respective Consent may not be revoked after the respective Consents Achievement Time. Any holder of 2008 Notes who revokes a Consent prior to the 2008 Note Amendments Consents Achievement Time will not receive an Amended 2008 Note unless such Consent is redelivered and properly received by the Tabulation Agent and accepted by the Company prior to the Expiration Date pursuant to the terms of this Consent Solicitation. Consents may not be revoked after the Expiration Date and any notice of revocation received by the Tabulation Agent after the Expiration Date will not be effective.
     DTC Participants who wish to exercise their right of revocation with respect to a Consent must give a properly transmitted “Request Message” through ATOP, which must be received by the Tabulation Agent through ATOP prior to the respective Consents Achievement Time. In order to be valid, a Request Message must specify the DTC Participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such 2010 Notes or 2008 Notes, as the case may be, and the principal amount of such Notes to be revoked.

However, validly revoked Consents may be redelivered by following the procedures described elsewhere in this Consent Solicitation or the Letter of Consent at any time prior to the Expiration Date. With respect to a Consent delivered prior to the respective Consents Achievement Time, any Request Message received by the Tabulation Agent after the respective Consents Achievement Time will not be effective.
     The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. Neither the Company, any of its affiliates, the Solicitation Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of us or them incur any liability for failure to give such information.
Solicitation Agent; Information and Tabulation Agent
     The Company has retained Lehman Brothers to serve as its Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Consent Solicitation. The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for its own account for the accounts of its customers and, accordingly, may have long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past and are currently providing, other investment banking, commercial banking and/or financial advisory services to the Company.
     The Company has retained Ipreo to act as information agent with respect to the Consent Solicitation (the “Information Agent”). For the services of the Information Agent, the Company has agreed to pay reasonable and customary fees in connection with such services.
     The Company has retained the Trustee, The Bank of New York Trust Company, N.A., to act as tabulation agent with respect to the Consent Solicitation (the “Tabulation Agent”). For the services of the Tabulation Agent, the Company has agreed to pay reasonable and customary fees in connection with such services.
     Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth on the back cover page of this Consent Solicitation Statement. Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to the Company, the Solicitation Agent or the Trustee.
Fees and Expenses
     The Company will bear the costs of the Consent Solicitation. The Company will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation. The Company will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to holders of the Notes.
AVAILABLE INFORMATION
     The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.
     The Company is incorporating by reference into this Consent Solicitation Statement the information it files with the SEC, which means that the Company may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Consent Solicitation Statement, and information the Company files later with the SEC will automatically update and supersede this information.
     The Tabulation Agent will provide without charge to each person to whom this Consent Solicitation Statement is delivered upon request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Tabulation Agent at its address set forth on the back cover of this Consent Solicitation Statement.
INCORPORATION BY REFERENCE
     The following documents filed with the SEC by the Company are incorporated herein by reference and shall be deemed to be a part hereof:
•	Annual Report on Form 10-K/A for the fiscal year ended March 31, 2007 filed with the SEC on August 31, 2007;

•	Quarterly Reports on Form 10-Q filed with the SEC on August 31, 2007 for the quarter ended June 30, 2007, November 14, 2007 for the quarter ended September 30, 2007 and February 15, 2008 for the quarter ended December 31, 2007; and

•	Current Reports on Form 8-K filed with the SEC on April 13, 2007, April 20, 2007, June 19, 2007, July 24, 2007 (with respect to Item 8.01 only), August 2, 2007, August 16, 2007, August 21, 2007, August 31, 2007, September 17, 2007 (with respect to Item 8.01 only), October 1, 2007, October 4, 2007, October 19, 2007, November 6, 2007, November 16, 2007 and March 5, 2008.
     All documents the Company files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and before the termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents (other than information furnished under Items 2.02 and 7.01 of Form 8-K, unless otherwise indicated therein).
     The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in any documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the Consent Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.
     The Company will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written request of such person, a copy of any documents incorporated into this Consent Solicitation Statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this Consent Solicitation Statement incorporates. Requests for such copies should be directed American Color Graphics, Inc., 100 Winners Circle, Brentwood, Tennessee 37027, telephone number: (615) 377-0377.

FORWARD-LOOKING STATEMENTS
     This Consent Solicitation Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “intends,” “expects,” “may,” “will,” “estimates,” “should,” “could,” “anticipates,” “plans” or other comparable terms. Forward-looking statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of many factors outside of the control of the Company, including, but not limited to:
•	actions, or failures to act, by the lenders under our bank credit facilities and our 2010 Notes;

•	actions, or failures to act, by our trade creditors, including actions that might affect our ability to purchase paper and other raw materials under satisfactory credit terms or that could increase the cash required to fund our operations;

•	actions, or failures to act, by our customers, including with respect to payment for our products and services;

•	actions, or failures to act, by third parties that could have an interest in acquiring the Company;

•	a failure to achieve expected cost reductions or to execute other key strategies;

•	fluctuations in the cost of paper, ink and other key raw materials used;

•	changes in the advertising and print markets;

•	actions by its competitors, particularly with respect to pricing;

•	the financial condition of its customers;

•	downgrades of its credit ratings;

•	the Company’s financial condition and liquidity and the Company’s leverage and debt service obligations;

•	the general condition of the United States economy;

•	interest rate and foreign currency exchange rate fluctuations;

•	the level of capital resources required for its operations;

•	changes in the legal and regulatory environment;

•	the demand for its products and services; and

•	other risks and uncertainties, including the matters set forth in this Consent Solicitation Statement generally and those described from time to time in its filings with the SEC.
     All forward-looking statements in this Consent Solicitation Statement are qualified by these cautionary statements and are made only as of the date of this Consent Solicitation Statement. The Company does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs. The Company does not undertake, and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
MISCELLANEOUS
     The Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

APPENDIX A
FORM OF SECOND SUPPLEMENTAL INDENTURE
     THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of March ___, 2008, and has been entered into by and between American Color Graphics, Inc., a New York corporation (the “Company”), ACG Holdings, Inc., a Delaware corporation (“Holdings” or the “Guarantor”), and The Bank of New York Trust Company, N.A., a national banking association as Successor to the Bank of New York, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantor and the Trustee previously entered into that certain Amended and Restated Indenture dated as of November 14, 2007 (the “Amended and Restated Indenture”), providing for the issuance from time to time of the Company’s 10% Senior Second Secured Notes Due 2010 (the “2010 Notes”) and the Company’s Senior Second Secured Notes due March 15, 2008 (the “2008 Notes” and, together with the 2010 Notes, the “Notes”);
     WHEREAS, the Company, the Guarantor and the Trustee previously entered into that certain First Supplemental Indenture dated as of March 3, 2008 (the “First Supplemental Indenture” and collectively with the Amended and Restated Indenture, the “Indenture”) in accordance with Section 9.02 of the Indenture and agreed to amend certain terms and provisions of the Indenture as fully set forth therein;
     WHEREAS, Section 9.02 of the Indenture provides that the Company (when authorized by a Board Resolution (as defined in the Indenture)), the Guarantor and the Trustee may, with the consent of the Holders (as defined in the Indenture) of not less than a majority in aggregate principal amount of the outstanding Notes voting as a single class, amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;
     WHEREAS, the Company desires to amend certain terms and provisions of the Indenture, as set forth in Article I of this Second Supplemental Indenture (the “Proposed Amendments”);
     WHEREAS, the consent of not less than a majority in aggregate principal amount of the outstanding 2010 Notes is sufficient to effect the Proposed Amendments, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture; and
     WHEREAS, the Company has been authorized by Board Resolution to enter into this Second Supplemental Indenture.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantor and the Trustee hereby agree as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
     Section 1.01 Amendment to Section 4.03. Section 4.03 of the Indenture captioned “Limitation on Indebtedness” is hereby amended by deleting the existing second paragraph in (c) in its entirety and replacing it with the following text:

“(c)	The Company will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent; provided, however, that the Bridge

Facility and the 2008 Notes are expressly permitted under this Indenture. The Company will not permit any Subsidiary Guarantor to Incur any Indebtedness, if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Note Guarantee of such Subsidiary Guarantor to the same extent; provided, however, that the Bridge Facility and the 2008 Notes are expressly permitted under this Indenture.”
     Section 1.02 Amendment to Section 6.10. Section 6.10 of the Indenture captioned “Priorities” is hereby amended by deleting the paragraph in its entirety and replacing it with the following text:
     “If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due under Section 7.07;
     Second: to Holders of the 2008 Notes and the Amended 2008 Notes for amounts then due and unpaid for principal of, premium, if any, and interest on the 2008 Notes and the Amended 2008 Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Third: to Holders of the 2010 Notes for amounts then due and unpaid for principal of, premium, if any, and interest on the 2010 Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Fourth: to the Company or as a court of competent jurisdiction may direct.
The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.”
     Section 1.03 Amendment to Section 11.01. Section 11.01 of the Indenture captioned “Collateral and Security Documents” is hereby amended by deleting the existing paragraph (a) in its entirety and replacing it with the following text:

“(a)	In order to secure the due and punctual payment of (i) the Notes, the Company and Holdings have entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof (ii) the Bridge Facility, the Company and the Guarantors have entered into the Bridge Facility Security Agreement and the other Bridge Lender Documents to create the Bridge Facility Liens on the Bridge Facility Collateral in accordance with the terms thereof.

Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, (i) the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens and (ii) subject to clause (i) immediately above, the rights and remedies of the Trustee and the Holders of the 2010 Notes in the Collateral shall be subordinate and subject to the rights and remedies of the Holders of the 2008 Notes with respect to the Junior Liens. Notwithstanding anything in the Security Agreement, the other Security Documents and this Indenture to the contrary and pursuant to the provisions of the Acknowledgement Agreement and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral, to the extent constituting Bridge Facility Collateral, shall be subordinate and subject to the rights and remedies of the holders of the Bridge Facility Liens in accordance with the terms of the Acknowledgment Agreement and this Indenture. The terms “Senior Lender Claims” and “Noteholder Claims” as used in this Indenture shall have the meanings given to them in the Intercreditor Agreement. The terms “Bridge Lender Documents” and “Bridge Lenders” as used in this Indenture shall have the meaning given to them in the Bridge Facility Intercreditor Agreement.”
ARTICLE II
MISCELLANEOUS
     Section 2.01 Instruments To Be Read Together. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.
     Section 2.02 Confirmation. The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.
     Section 2.03 Terms Defined. Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
     Section 2.04 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Second Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Second Supplemental Indenture is executed, the provisions required by said Act shall control.
     Section 2.05 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     Section 2.06 Governing Law. The internal law of the State of New York shall govern this Second Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
     Section 2.07 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.08 Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.09 Effectiveness; Termination. The provisions of this Second Supplemental Indenture will become effective immediately upon its execution by the Trustee in accordance with the provisions of Sections 9.02 and 9.05 of the Indenture; provided, that the amendments to the Indenture set forth in Sections 1.01, 1.02 and 1.03 of this Second Supplemental Indenture shall become operative (without further act by any Person) only upon the issuance of the Amended 2008 Notes by the Company.
     Section 2.10 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.
     Section 2.11 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.
By:
Name:
Title:

ACG HOLDINGS, INC.
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY , N.A., A NATIONAL ASSOCIATION AS SUCCESSOR TO THE BANK OF NEW YORK as Trustee
By:
Name:
Title:

     Requests for assistance in completing and delivering the Consent and requests for additional copies of this Consent Solicitation Statement and other related documents should be directed to the Information Agent:
111 River Street, 10th Floor
Hoboken, New Jersey 07030
Attn: Steve Esterly
(877) 746-3583 (toll-free)
(201) 499-3500
Confirm by Telephone:
(877) 746-3583 (toll-free)
(201) 499-3500
The Tabulation Agent for the Consent Solicitation is and Delivery By Overnight Delivery, Mail or Hand:
The Bank of New York Trust Company, N.A.
Attention: Corporate Trust Operations
Reorganization Unit
101 Barclay Street — 7 East
New York, New York 10286
Attention: Mr. Randolph Holder
Processor Assigned:
Processor: Randolph Holder
Telephone: (212) 815 — 5098
Facsimile: (212) 298 — 1915
     Any questions regarding the terms of the Consent Solicitation should be directed to the Solicitation Agent at its address and telephone numbers listed below:
Lehman Brothers
745 Seventh Avenue
New York, New York 10019
Telephone: (212) 526-7000
Attention: Mr. Daniel Flores
                     Global Restructuring
                                Investment Banking Division